UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 23, 2023

CEN BIOTECH, INC.
(Exact name of registrant as specified in its charter)

Ontario, Canada	000-55557	-
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300-3295 Quality Way
Windsor, Ontario
Canada
N8T 3R9
(Address of principal executive offices, including zip code)

(519) 419-4958
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

☑
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 1.02 below is hereby incorporated by reference into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, on April 20, 2021, CEN Biotech Inc. (the “Company”) entered into a Share Exchange Agreement (the “Agreement”) with Clear Com Media Inc., an Ontario, Canada corporation (“CCM”), each of the shareholders of CCM as set forth on the signature pages of the Agreement (the “CCM Shareholders”) and Lawrence Lehoux as the representative of the CCM Shareholders (each of CCM and the CCM Shareholders may be referred to collectively herein as the “CCM Parties”). The Agreement closed on July 9, 2021 and the Company acquired from the CCM Shareholders, all of the common shares of CCM, which is 10,000 shares of CCM common shares (the “CCM Stock”) held by the CCM Shareholders, in exchange (the “Exchange”) for the issuance by the Company to the CCM Shareholders of 4,000,000 restricted shares of the Company’s common stock, no par value per share (the “Company Common Stock”). As a result, CCM became a wholly owned subsidiary of the Company. In addition, the Company increased the number of members on its Board of Directors (the “Board”) by one and appointed and named Mr. Lehoux as a member of the Board of the Company. Mr. Lehoux was also appointed as the Company’s Chief Technology Officer. Mr. Lehoux’s employment is governed by an Executive Employment Agreement, effective September 1, 2022 (the “Employment Agreement”) which was previously filed by the Company as Exhibit 10.1 to the Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) on August 31, 2022.

On March 23, 2023, the Company and the CCM parties agreed to unwind the transactions set forth in the Agreement and entered into a Termination and Release Agreement (the “Termination Agreement”). Pursuant to the Termination Agreement, the Company will transfer the CCM Stock back to the CCM Shareholders. The CCM Shareholders will keep the Company Common Stock in satisfaction of the Company’s indebtedness owing to CCM in the aggregate amount of Cdn$416,915.95. CCM will also make a payment to the Company in the aggregate amount of US$250,000 plus the Company’s legal costs associated with this transaction. The closing of these transactions shall take place on or about April 22, 2023 or on such other date as the parties may agree. Upon the closing of the Termination Agreement, Mr. Lehoux will resign from his position as director and Chief Technology Officer of the Company, which will result in the termination of the Employment Agreement.

Pursuant to the Termination Agreement, the Agreement will be of no further force and effect, and the parties each release all other parties to the Agreement from any and all claims, demands, etc. arising from the Agreement or the Termination Agreement.

The foregoing descriptions of the Agreement and the Termination Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the full text of the Agreement, which was previously filed as Exhibit 10.1 to the Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) by the Company on April 20, 2021, and the full text of the Termination Agreement, which is attached hereto as Exhibit 10.1, each of which is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in Item 1.02 with respect to the resignation of Mr. Lehoux as an officer and director of the Company is hereby incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Termination and Release Agreement, dated March 23, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CEN Biotech, Inc.

Date: March 29, 2023	By:	/s/ Brian S. Payne
Brian S. Payne
Chief Executive Officer